Exhibit 4

      __ NUMBER __         CERTIFICATE FOR SHARES OF        __ SHARES __
                              BENEFICIAL INTEREST
      ____________               $.O1 PAR VALUE             ____________

                          SCUDDER TAX FREE TARGET FUND

         ACCOUNT NO.     ALPHA CODE                            SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                      CUSIP

                                    SPECIMEN

is the registered holder of

fully paid and non-assessable shares of Beneficial Interest $.01 par value of the Portfolio designated above under, in accordance with, and subject to all the provisions of, a Declaration of Trust dated December 28, 1982, as amended, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts, to all of which provisions every shareholder agrees by the acceptance of a share certificate.

      This certificate is not valid until countersigned by the Transfer Agent.

      IN WITNESS WHEREOF, the Trustees under said Declaration of Trust, acting not individually, but as such Trustees, have caused to be affixed to this certificate the facsimile Seal of the Trust and the facsimile signature of a duly authorized officer of the Trust, acting not individually but as such officer.

Dated

                      [Scudder Tax Free Target Fund Seal]
/s/ David S. Lee
----------------------------                COUNTERSIGNED
                   PRESIDENT                 STATE STREET BANK AND TRUST COMPANY
                                                    (BOSTON)
                                            BY                    TRANSFER AGENT
/s/ Edward J. O' [illegible]
----------------------------
                   TREASURER                                AUTHORIZED SIGNATURE